UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2010

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 950

San Diego, CA 92122

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On August 17, 2010 (Japanese Standard Time), MediciNova, Inc. (the “Company”) filed with the Osaka Securities Exchange a Japanese report referred to as “Kessan Tanshin,” which contained the Company’s financial results for the quarter ended June 30, 2010 (the “Tanshin”).

The Tanshin is substantially the same as the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, except the following supplemental information is provided:

•

In the Tanshin, the Company discloses that it has not changed its estimated results for the year ending December 31, 2010 from those previously provided in the Company’s Kessan Tanshin filed with the Osaka Securities Exchange on March 25, 2010 (Japanese Standard Time), as set forth below:

	Revenues	Operating Loss	Net Loss
Full Year	$—	$(17,919,000)	$(17,702,000)

Expected basic and diluted loss per share (for full year): $1.43*

*	Using 12,400,263 for the weighted average number of shares used for expected basic and diluted net loss per share.

Note to financial results forecast: The above estimates are based on certain assumptions made by the Company’s management as of the date hereof. These assumptions are based on management’s experience and perception of current conditions, trends, expected future developments and other factors believed to be appropriate in the circumstances. Such estimates are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may cause the Company’s actual results to differ materially from the above estimates. Although the Company’s management believes that these assumptions are reasonable, the Company cannot assure you that the Company’s business will develop in accordance with these estimates. Investors are cautioned not to rely on these estimates as it is highly likely that actual results will differ, perhaps materially. These risks include the risk factors detailed in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its subsequent periodic reports on Form 10-Q and 8-K. Our independent auditors have not compiled or been involved in the preparation of the forecasted financial results for fiscal year 2010. Accordingly, they assume no responsibility for the accuracy or presentation of this information.

•

In the Tanshin, financial statements denominated in Japanese yen are disclosed as supplementary information. The numbers were translated at 88.48 Japanese yen per U.S. dollar, which was the Telegraphic Transfer Middle Rate as per the Bank of Tokyo—Mitsubishi as of June 30, 2010.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The Tanshin may contain forward-looking statements that are subject to risks and uncertainties, many of which are beyond the Company’s control. Forward-looking statements discuss matters that are not historical facts. The Company’s actual results may differ from those expressed or implied in these forward-looking statements as a result of various factors, including those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 24, 2010 and its subsequent periodic reports on Forms 10-Q and 8-K, and the differences may be material. Factors that may cause actual results or events to differ materially from those expressed or implied by these forward-looking statements include the risks and uncertainties inherent in clinical trials and product development and commercialization, such as the uncertainty in results of clinical trials for product candidates, the uncertainty of whether the results of clinical trials will be predictive of results in later stages of product development, the risk of delays or failure to obtain or maintain regulatory approval, the risk of failure of the third parties upon whom the Company relies to conduct its clinical trials and manufacture its product candidates to perform as expected, the risk of increased cost and delays due to delays in the commencement, enrollment, completion or analysis of clinical trials or significant issues regarding the adequacy of clinical trial designs or the execution of clinical trials and the timing, cost and design of future clinical trials and research activities, the Company’s failure to execute strategic plans or strategies successfully, the Company’s collaborations with third parties, the Company’s ability to realize the anticipated strategic and financial benefits from its acquisition of Avigen, Inc., to integrate the two ibudilast development programs and to pursue discussions with potential partners to secure a strategic collaboration to advance the clinical development of the combined development program, the availability of funds to complete product development plans and the Company’s ability to raise sufficient capital when needed, intellectual property or contract rights, market factors (including whether uncertainties in the credit and capital markets or a further deterioration of these markets will lead to future impairments to the Company’s investment portfolio), economic conditions such as interest rate and currency exchange rate fluctuations, financial condition, liquidity and capital resources and future performance. These forward-looking statements may be preceded by, followed by or otherwise include the words “believes,” “expects,” “forecasts,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “will,” “would” or similar expressions. For such statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update publicly or revise any forward-looking statements set forth in the Tanshin, whether as a result of new information, future events or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

Dated: August 17, 2010	By:	/S/ SHINTARO ASAKO
Shintaro Asako
Vice President and Chief Financial Officer